     As filed with the Securities and Exchange Commission on July 3, 2001
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                       -----------------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                            VIROPHARMA INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

               Delaware                                 94-2347624
    (State or Other Jurisdiction of           (IRS Employer Identification
     Incorporation or Organization)                       Number)

                            405 Eagleview Boulevard
                           Exton, Pennsylvania 19341
                                 (610) 458-7300
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                            Thomas F. Doyle, Esquire
                       Vice President and General Counsel
                            ViroPharma Incorporated
                            405 Eagleview Boulevard
                           Exton, Pennsylvania 19341
                                 (610) 458-7300
          (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent For Service)

                                   COPIES TO:
                           Jeffrey P. Libson, Esquire
                              Pepper Hamilton LLP
                              1235 Westlakes Drive
                                   Suite 400
                           Berwyn, Pennsylvania 19312
                                 (610) 640-7800

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                            Proposed Maximum                Amount Of
                   Title of Shares                         Aggregate Offering              Registration
                 To Be Registered(1)                           Price(2)(3)                    Fee(4)
--------------------------------------------------------------------------------------------------------------
Common Stock, $0.002 par value including preferred                (6)                           (6)
 stock purchase rights (5)

Preferred Stock, $.001 par value                                  (6)                           (6)

Debt Securities                                                   (6)                           (6)

Warrants                                                          (6)                           (6)


Total                                                        $300,000,000                    $75,000
==============================================================================================================

(1) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate principal amount of debt securities as shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities.

(2) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3) The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(5) The aggregate amount of common stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act.

(6) Not required to be included in accordance with General Instruction II.D. of Form S-3.

=========================================================================================================================
                                                                         Proposed            Proposed
                                                                         Maximum             Maximum
                                                       Amount            Aggregate           Aggregate        Amount Of
              Title of Shares                          To Be               Price             Offering        Registration
             To Be Registered                     Registered(1)(2)      Per Unit(3)          Price(3)           Fee(3)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.002 par value including              2,941,295            $28.60          $ 84,121,037         $21,031
 preferred stock purchase rights
                                                                                 ========================================
Total                                                                                      $384,121,037         $96,031
=========================================================================================================================

(1) Includes an indeterminate number of shares of ViroPharma Incorporated common stock that may be issuable by reason of stock splits, stock dividends or similar transactions.

(2) Includes 595,000 shares of ViroPharma Incorporated common stock issuable upon the exercise of a warrant.

(3) The amount is based on the average of the high and low closing price of ViroPharma's common stock on the Nasdaq National Market on June 27, 2001 and is used solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                Explanatory Note

     This Registration Statement contains two forms of prospectus:

     . one to be used in connection with the offer and sale the Registrant from time to time of shares of its common stock, shares of its preferred stock in one or more series, its debt securities, which may consist of notes, debentures or other types of debt, and warrants to purchase its common stock, preferred stock or debt securities (the "Shelf Prospectus"); and

     . one to be used in connection with the offer and sale by the selling stockholder from time to of shares of the Registrants common stock (the "Resale Prospectus").

     The complete Shelf Prospectus follows immediately.   The complete Resale
Prospectus follows the Shelf Prospectus.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                               [Shelf Prospectus]

                   Subject to Completion, dated July 3, 2001

PROSPECTUS

                                  $300,000,000

                            VIROPHARMA INCORPORATED

                                  Common Stock
                                Preferred Stock
                                Debt Securities
                                    Warrants

     We may sell from time to time in one or more offerings, together or separately:

     . Common Stock
     . Preferred Stock
     . Debt Securities
     . Warrants to purchase any of the securities listed above

     The securities offered hereunder may be issued in one or more series or issuances and their total offering price, in the aggregate, will not exceed $300,000,000. We will provide the specific terms of any securities we actually offer for sale in supplements to this prospectus. You should read this prospectus and the supplements carefully before you decide to invest in any of these securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

     Our common stock is listed on the NASDAQ National Market under the symbol "VPHM". On June 27, 2001, the reported last sale price of our common stock on The Nasdaq National Market was $28.60 per share.

     Our principal offices are located at 405 Eagleview Boulevard, Exton, Pennsylvania 19341 and our telephone number is (610) 458-7300.
                                _______________

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS BEFORE YOU DECIDE TO INVEST.
                                _______________

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is July  , 2001

                               TABLE OF CONTENTS

ABOUT THIS PROSPECTUS.......................................................   1
WHO WE ARE..................................................................   2
RISK FACTORS................................................................   2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........................  13
RATIO OF EARNINGS TO FIXED CHARGES..........................................  13
USE OF PROCEEDS.............................................................  14
THE SECURITIES WE MAY OFFER.................................................  14
DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK.............................  15
DESCRIPTION OF WARRANTS.....................................................  20
DESCRIPTION OF DEBT SECURITIES..............................................  21
LEGAL OWNERSHIP OF SECURITIES...............................................  26
PLAN OF DISTRIBUTION........................................................  29
WHERE YOU CAN FIND MORE INFORMATION.........................................  31
LEGAL MATTERS...............................................................  32
EXPERTS.....................................................................  32


                             ABOUT THIS PROSPECTUS

     This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission. By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $300,000,000. For further information about our business, and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

     This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading "Where You Can Find More Information."

     You should rely only on the information contained or incorporated by reference in this prospectus and the prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                   WHO WE ARE

     We are a pharmaceutical company dedicated to the commercialization, development and discovery of new antiviral medicines. We have focused our current product development and discovery activities on a number of ribonucleic acid, or RNA, virus diseases, including:

     . viral respiratory infection, or VRI, often referred to as the common cold;

     .  hepatitis C; and

     .  respiratory syncytial virus disease, or RSV disease.

     In March 2001, we announced the preliminary analysis of data from our two pivotal clinical studies of Picovir(TM) (pleconaril) in adult patients suffering from viral respiratory infection (VRI) due to picornaviruses.

     We commenced a Phase II clinical program with our hepatitis C product candidate in collaboration with American Home Products Corporation in November 2000, and a Phase I clinical program with our RSV product candidate in October 2000. We have additional proprietary compounds in research for the treatment of hepatitis C and RSV disease.

     We believe that our antiviral drug discovery and development technologies and expertise have potential applicability to a broad range of diseases caused by RNA viruses. RNA viruses are responsible for the majority of human viral diseases, causing illnesses ranging from acute and chronic ailments to fatal infections.

     We were incorporated in Delaware in September 1994 and commenced operations in December 1994. Our executive offices and research facility are located at 405 Eagleview Boulevard, Exton, PA 19341, our telephone number is 610-458-7300 and our website is at http://www.viropharma.com. Information contained on our website is not incorporated into this registration statement.

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

     Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

     This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

We depend heavily on the success of our lead product candidate, Picovir(TM) (pleconaril). We recently completed Phase III clinical trials with Picovir(TM) for the treatment of VRI in adults. Picovir(TM) is in clinical trials in other patient populations and for other indications. Picovir(TM) may never be approved for commercial use. If we are unable to commercialize Picovir(TM), our business and results of operations will be harmed.

  We have invested a significant portion of our time and financial resources since our inception in the development of Picovir(TM) (pleconaril) and anticipate that for the foreseeable future our ability to achieve profitability will be solely dependent on its successful commercialization. In March 2001, we announced the preliminary analysis of the results from two Phase III clinical trials of Picovir(TM) Global for viral respiratory infection due to picornaviruses in adults. If we are unable to file a new drug application, or NDA, to the U.S. Food and Drug Administration, or FDA, for Picovir(TM) based on these results, or if our NDA for Picovir(TM) is not approved by FDA, our stock price and results of operations will be materially and adversely affected. Many factors could negatively affect the success of our efforts to develop and commercialize Picovir(TM), including:

     . an inability to obtain, or delay in obtaining, regulatory approval for the commercialization of Picovir(TM);

     . significant delays in completing clinical trials for indications other than adult VRI and analyzing the results of those trials;

     .  significant increases in the costs of our clinical trials;

     . negative, inconclusive or otherwise unfavorable results from our clinical trials;

     . an inability to obtain, or delay in obtaining, regulatory approval for the use of the name Picovir(TM) as the brand name for pleconaril;

     . an inability to enter into, or a delay in entering into, agreements with third parties for the manufacture of Picovir(TM) in commercial quantities on acceptable terms, or at all;

     . an inability to manufacture acceptable validation batches of Picovir(TM), or to manufacture Picovir(TM) in commercial quantities at acceptable cost; and

     .  a failure to achieve market acceptance of Picovir(TM).

     If we are unable to commercialize Picovir(TM), our business and results of operations will be harmed.

We have incurred losses since inception and anticipate that we will incur continued losses for the foreseeable future. We do not have a current source of product revenue and may never be profitable.

     We are a development stage company with no current source of product revenue. We have incurred losses in each year since our inception in 1994. As of March 31, 2001, we had an accumulated deficit of approximately $148.9 million. We do not know when or if we will achieve product revenue. We expect to incur such losses at a significantly increasing rate over at least the next several years, primarily due to expected increases in our research and development expenses, further clinical trials of our most advanced product candidate, Picovir(TM), and milestone payments that may be payable under the terms of our agreement with Battelle Memorial Institute in connection with our RSV program. Also, we expect to incur expenses related to our marketing and market research activities for Picovir(TM), our development of a marketing and sales staff and building the requisite infrastructure, and further research and development related to other product candidates. Our ability to achieve profitability is dependent on a number of factors, including our ability to develop and obtain regulatory approvals for our product candidates, successfully commercialize those product candidates, which may include entering into collaborative agreements for product development and commercialization, and secure contract manufacturing and distribution and logistics services. We do not know when or if we will complete our product development efforts, receive regulatory approval of any of our product candidates or successfully commercialize any approved products. As a result, we are unable to predict the extent of any future losses or the time required to achieve profitability, if at all.

Our long term success depends upon our ability to develop additional drug product candidates. If our drug discovery and development programs are not successful, our business and results of operations will be harmed.

     We are performing clinical research on product candidates for the treatment of hepatitis C and RSV diseases. We also are optimizing back-up candidates and seeking to discover additional product candidates for the treatment of these and other RNA virus diseases. Drug discovery and research for RNA virus diseases is a new and challenging area. We cannot be certain that our efforts in this regard will lead to commercially viable products. Moreover, we have not submitted Investigational New Drug Applications, or INDs, for our RSV product candidate or for other product candidates not yet in clinical development, which are required before we can begin clinical trials on the product candidates in the United States. We are not sure that FDA will permit us to proceed with ongoing clinical trials for our hepatitis C and RSV product candidates, or that we will submit an IND for our RSV product candidate or INDs for additional product candidates for the treatment of hepatitis C and RSV. We may receive unfavorable results from ongoing clinical trials of these product candidates in clinical development which may cause us to abandon further development efforts. We may abandon further development efforts of other compounds in our hepatitis C and RSV programs even before such compounds enter clinical trials. We do not know what the final cost to manufacture these products in commercial quantities will be, or the dose required to treat patients and consequently, what the total cost of goods for a treatment regimen will be. We do not know whether any of these early-stage development products ultimately will be shown to be safe and effective. Moreover, governmental authorities may enact new legislation or regulations that could limit or restrict our development efforts. If we are unable to successfully discover new product candidates or develop our early-stage product candidates, our business and results of operations will be harmed.


None of our product candidates is approved for commercial use. If our product candidates do not receive regulatory approval, or if we are unable to maintain regulatory compliance, we will be limited in our ability to commercialize these products, and our business and results of operations will be harmed.

     We have not received regulatory approval to commercialize Picovir(TM) or any of our other product candidates. We need to submit a marketing application to FDA for Picovir(TM), and we will need to complete preclinical and clinical testing of each of our other product candidates before submitting marketing applications. Negative, inconclusive or inconsistent clinical trial results could prevent regulatory approval, increase the cost and timing of regulatory approval or cause us to perform additional studies or to file for a narrower indication than we currently plan. FDA recently enacted new regulations requiring the development and submission of pediatric use data for new drug products. Our failure to obtain this data, or to obtain a deferral of, or exemption from, this requirement could adversely affect our chances of receiving regulatory approval, or could result in regulatory or legal enforcement actions.

     The development of any of our product candidates is subject to many risks, including the risk that:

     .  the product candidate is found to be ineffective or unsafe;

     . the clinical test results for a product candidate delay or prevent regulatory approval;

     . the product candidate cannot be developed into a commercially viable product;

     .  the product candidate is difficult or costly to manufacture;

     . the product candidate later is discovered to cause adverse effects that prevent widespread use, require withdrawal from the market, or serve as the basis for product liability claims;

     . third party competitors hold proprietary rights that preclude us from marketing the product; and

     . third party competitors market a more clinically effective or more cost-effective product.

     Even if we believe that clinical data demonstrate the safety and efficacy of our product, regulators may disagree with us, which could delay, limit or prevent the approval of our product candidates. As a result, we may not obtain the labeling claims we believe are necessary or desirable for the promotion of those products. In addition, regulatory approval may take longer than we expect as a result of a number of factors, including failure to qualify for priority review of our application. All statutes and regulations governing the approval of our product candidates are subject to change in the future. These changes may increase the time or cost of regulatory approval, limit approval, or prevent it completely.

     Even if we receive regulatory approval for our product candidates, the later discovery of previously unknown problems with a product, manufacturer or facility may result in restrictions, including withdrawal of the product from the market. Approval of a product candidate may be conditioned upon certain limitations and restrictions as to the drug's use, or upon the conduct of further studies, and may be subject to continuous review. After approval of a product, we will have significant ongoing regulatory compliance obligations, and if we fail to comply with these requirements, we could be subject to penalties, including:

     . warning letters;

     . fines;

     . product recalls;

     . withdrawal of regulatory approval;

     . operating restrictions;

     . disgorgement of profits;

     . injunctions; and

     . criminal prosecution.

     If we are unable to commercialize our products as anticipated, our business and results of operations will be harmed.

     Our license with Sanofi-Synthelabo makes Sanofi-Synthelabo responsible for seeking regulatory approval for and marketing Picovir(TM) outside the United States and Canada. If Sanofi-Synthelabo fails to diligently and successfully pursue these activities, our business and results of operations may be harmed.


We will need to conduct clinical studies of all of our product candidates. These studies are costly, time consuming and unpredictable. Any unanticipated costs or delays in our clinical studies could harm our business, financial condition and results of operations.

     While we recently completed two Phase III trials for treatment of VRI due to picornaviruses in adults with our lead candidate, Picovir(TM), we expect to conduct more studies with Picovir(TM) in additional patient populations and in other indications. We also have other product candidates for treatment of hepatitis C and RSV disease in clinical development. We must complete significant research and development, laboratory testing, and clinical testing on these product candidates before we submit marketing applications in the United States and abroad. These studies and trials can be very costly and time-consuming. In addition, we rely on third party contract research organizations to perform significant aspects of our studies and clinical trials, introducing additional sources of risk into our program.

     The rate of completion of clinical trials depends upon many factors, including the rate of enrollment of patients. The acute nature of our disease targets, the fact that some of these diseases have peak incidence rates during certain times of the year, and the difficulties in anticipating where disease outbreaks will occur, may affect patient enrollment in our clinical trials. If we are unable to accrue sufficient clinical patients during the appropriate period, we may need to delay our clinical trials and incur significant additional costs. In addition FDA or Institutional Review Boards may require us to delay, restrict, or discontinue our clinical trials on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk. We may desire or be required to conduct additional clinical trials of Picovir(TM) prior to commercialization. In addition, we may be unable to submit an NDA to the FDA within the timeframe we currently expect. Once submitted, an NDA must be approved by FDA before we can commercialize the product described in the application.

     The cost of human clinical trials varies dramatically based on a number of factors, including:

     . the order and timing of clinical indications pursued;

     . the extent of development and financial support from corporate collaborators;

     . the number of patients required for enrollment;

     . the difficulty of obtaining clinical supplies of the product candidate;
       and

     . the difficulty in obtaining sufficient patient populations and clinicians.

     All statutes and regulations governing the conduct of clinical trials are subject to change in the future, which could affect the cost of our clinical trials. Any unanticipated costs or delays in our clinical studies could harm our business, financial condition and results of operations.

     Even if we obtain positive preclinical or clinical trial results in initial studies, future clinical trial results may not be similarly positive. As a result, ongoing and contemplated clinical testing, if permitted by governmental authorities, may not demonstrate that a product candidate is safe and effective in the patient population and for the disease indications for which we believe it will be commercially advantageous to market the product. The failure of our clinical trials to demonstrate the safety and efficacy of our desired indications could harm our business, financial condition and results of operations.


We do not have any marketing or sales experience and will need to develop marketing and sales capabilities to successfully commercialize our product candidates. If we are unable to do so, our business and results of operations will be harmed.

     We currently are developing a marketing staff and do not have a sales staff. We will need both to successfully commercialize any of our product candidates, including Picovir(TM). We intend to develop our own marketing and sales staffs, and enter into a co-promotion partnership, to market Picovir(TM) for the treatment of VRI. The development of a marketing and sales capability will require significant expenditures, management resources and time. We may be unable to build such a sales force, the cost of establishing such a sales force may exceed any product revenues, or our marketing and sales efforts may be unsuccessful. We may not be able to find a suitable sales and marketing partner for VRI. If we are unable to successfully establish a sales and marketing capability in a timely manner or find suitable sales and marketing partners, our business and results of operations will be harmed. Even if we are able to develop a sales force or find a suitable marketing partner, we may not successfully penetrate the markets for any of our proposed products.


We currently depend, and will in the future, depend on third parties to manufacture our products and product candidates, including Picovir(TM). If these manufacturers fail to meet our requirements and the requirements of regulatory authorities, our business, financial condition and results of operations will be harmed.

     We do not have the internal capability to manufacture commercial quantities of pharmaceutical products following the FDA's current Good Manufacturing Practices. We have entered into a commercial supply agreement with one manufacturer for Picovir(TM) drug substance. We currently are negotiating commercial supply and processing agreements for Picovir(TM) drug substance with primary and alternative manufacturers, with a micronizer and with a final product manufacturer that we have identified to date. It is not yet clear what the final terms of these agreements will be, although we expect that they will be comparable to the terms of similar agreements for similar products. There can be no assurance that we will be successful in entering into commercial supply and processing agreements for Picovir(TM) drug substance and products, or that any such manufacturing arrangements will be available on terms acceptable to us.

  If we are unable to enter into supply and processing contracts with any of these manufacturers or processors, there may be additional cost and delay in the commercialization of Picovir(TM). Moreover, other than the production of pilot and validation batches, no manufacturer has delivered commercial quantities of Picovir(TM) bulk drug substance or drug product to us yet, and we cannot be certain that they will be able to deliver such commercial quantities on a timely basis. As a result, even if we are able to enter into supply and processing contracts with any of these manufacturers or processors, but such manufacturers or processors are unable to satisfy our requirements, there may be additional cost and delay in the commercialization of Picovir(TM). If we are required to find an additional or alternative source of supply, there may be additional cost and delay in the commercialization of Picovir(TM). Additionally, the FDA inspects all commercial manufacturing sites before approving an NDA for a drug manufactured at those sites. If any of our manufacturers or processors fails to pass this FDA inspection, the approval and eventual commercialization of Picovir(TM) may be delayed.

  In addition to the oral solid formulation of Picovir(TM) used in our recently completed Phase III trials in adult VRI, we are using an oral suspension formulation in our clinical trials of Picovir(TM) for the treatment of VRI in children. We are using a liquid formulation of Picovir(TM) in our compassionate use program. We have also developed an intranasal formulation of Picovir(TM). A delay in manufacturing validation batches, or a failure to negotiate agreements with manufacturers, will delay the development and commercialization of these additional formulations and could harm our business, financial condition and results of operations. The intranasal formulation of Picovir(TM) has not been used in any of our clinical trials to date.

  Any contract manufacturers that we use must adhere to the FDA's regulations on current Good Manufacturing Practices, which are enforced by the FDA through its facilities inspection program. These facilities must pass a plant inspection before the FDA will issue an approval of the product. The manufacture of product at these facilities will be subject to strict quality control, testing and recordkeeping requirements. Moreover, while we may choose to manufacture products in the future, we have no experience in the manufacture of pharmaceutical products for clinical trials or commercial purposes. If we decide to manufacture products, we would be subject to the regulatory requirements described above. In addition, we would require substantial additional capital and would be subject to delays or difficulties encountered in manufacturing pharmaceutical products. No matter who manufactures the product, we will be subject to continuing obligations regarding the submission of safety reports and other post-market information.

  If we encounter delays or difficulties with contract manufacturers, packagers or distributors, market introduction and subsequent sales of our products could be delayed. If we change the source or location of supply or modify the manufacturing process, regulatory authorities will require us to demonstrate that the product produced by the new source or from the modified process is equivalent to the product used in any clinical trials that we had conducted.

  We may not be able to enter into alternative supply arrangements at commercially acceptable rates, if at all. Moreover, the manufacturers utilized by us may not provide quantities of product sufficient to meet our specifications or our delivery, cost and other requirements.


We license patented technology and other proprietary rights from Sanofi-Synthelabo, including rights to Picovir(TM). If Sanofi-Synthelabo does not protect our rights under our license agreement with it or does not reasonably consent to our sublicense of rights to Picovir(TM), or if this license agreement is terminated, our business and results of operations will be harmed.

  We have licensed from Sanofi-Synthelabo the exclusive United States and Canadian rights to certain antiviral agents for use in picornavirus indications, which are the subject of U.S. and Canadian patents and patent applications owned by Sanofi-Synthelabo, certain of which cover both Picovir(TM) and technology used to manufacture Picovir(TM). We depend on Sanofi-Synthelabo to prosecute and maintain certain of these patents and patent applications and protect such patent rights. Failure by Sanofi-Synthelabo to prosecute or maintain such patents or patent applications and protect such patent rights could harm our business. Under certain circumstances, our ability to sublicense our rights under this license agreement is subject to Sanofi-Synthelabo's consent, which is not to be unreasonably withheld. Under our license agreement, Sanofi-Synthelabo also has exclusive rights to market and sell products covered by these patents and patent applications in countries other than the United States and Canada, although we would receive royalties from Sanofi-Synthelabo on such sales. If Sanofi-Synthelabo does not successfully market and sell products outside of the United States and Canada, our business and future results of operations may be harmed. If our license agreement with Sanofi-Synthelabo is terminated, our business and results of operations will be harmed.


We depend on collaborations with third parties, which may reduce our product revenues or restrict our ability to commercialize products.

  We have entered into, and may in the future enter into, sales and marketing, distribution, manufacturing, development, licensing and other strategic arrangements with third parties. For example, in December 1999, we entered into an agreement with American Home Products Corporation to develop jointly products for use in treating the effects of hepatitis C virus in humans. Under this agreement, we licensed to them worldwide rights under patents and know-how owned by us or created under the agreement. In November 1999, we entered into a product development and commercialization agreement with Battelle Memorial Institute in connection with our RSV program. We are currently engaged in additional discussions relating to other arrangements. We cannot be sure that we will be able to enter into any such arrangements with third parties on terms acceptable to us or at all. Third party arrangements may require us to grant certain rights to third parties, including exclusive marketing rights to one or more products, or may have other terms that are burdensome to us, and may involve the acquisition of our equity securities.

  Our ultimate success may depend upon the success of our collaborators. We have obtained, and intend to obtain in the future, licensed rights to certain proprietary technologies and compounds from other entities, individuals and research institutions, for which we may be obligated to pay license fees, make milestone payments and pay royalties. We may be unable to enter into collaborative licensing or other arrangements that we need to develop and commercialize our drug candidates. Moreover, we may not realize the contemplated benefits from such collaborative licensing or other arrangements. These arrangements may place responsibility on our collaborative partners for preclinical testing, human clinical trials, the preparation and submission of applications for regulatory approval, or for marketing, sales and distribution support for product commercialization. We cannot be certain that any of these parties will fulfill their obligations in a manner consistent with our best interests. These arrangements may also require us to transfer certain material rights or issue our equity securities to corporate partners, licensees and others. Any license or sublicense of our commercial rights may reduce our product revenue. Moreover, we may not derive any revenues or profits from these arrangements. In addition, our current strategic arrangements may not continue and we may be unable to enter into future collaborations. Collaborators may also pursue alternative technologies or drug candidates, either on their own or in collaboration with others, that are in direct competition with us.


We depend on patents and proprietary rights, which may offer only limited protection against potential infringement. If we are unable to protect our patents and proprietary rights, our business, financial condition and results of operations will be harmed.

  The pharmaceutical industry places considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. Our success depends, in part, on our ability to develop and maintain a strong patent position for our products and technologies both in the United States and in other countries. Litigation or other legal proceedings may be necessary to defend against claims of infringement, to enforce our patents, or to protect our trade secrets, and could result in substantial cost to us and diversion of our efforts. We intend to file applications as appropriate for patents covering the composition of matter of our drug candidates, the proprietary processes for producing such compositions, and the uses of our drug candidates. We own eight issued United States patents and have nine pending United States patent applications. We also have filed international patent applications in order to pursue patent protection in major foreign countries.

  We also rely on trade secrets, know-how and continuing technological advancements to protect our proprietary technology. We have entered into confidentiality agreements with our employees, consultants, advisors and collaborators. However, these parties may not honor these agreements and we may not be able to successfully protect our rights to unpatented trade secrets and know-how. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

  Many of our scientific and management personnel were previously employed by competing companies. As a result, such companies may allege trade secret violations and similar claims against us.

  To facilitate development of our proprietary technology base, we may need to obtain licenses to patents or other proprietary rights from other parties. If we are unable to obtain such licenses, our product development efforts may be delayed.

  We may collaborate with universities and governmental research organizations which, as a result, may acquire certain rights to any inventions or technical information derived from such collaboration.

  We may incur substantial costs in asserting any patent rights and in defending suits against us related to intellectual property rights. Such disputes could substantially delay our product development or commercialization activities. The United States Patent and Trademark Office or a private party could institute an interference proceeding relating to our patents or patent applications. An opposition or revocation proceeding could be instituted in the patent offices of foreign jurisdictions. An adverse decision in any such proceeding could result in the loss of our rights to a patent or invention.


Any of our future products, including Picovir(TM), may not be accepted by the market, which would harm our business and results of operations.

  Even if approved by the FDA and other regulatory authorities, our product candidates may not achieve market acceptance and we may not receive revenues from these products as anticipated. The degree of market acceptance will depend upon a number of factors, including:

  . the receipt and timing of regulatory approvals;

  . the availability of third-party reimbursement; and

  . the establishment and demonstration in the medical community of the clinical safety, efficacy and cost-effectiveness of drug candidates, as well as their advantages over existing technologies and therapeutics, if any.

  We may not be able to successfully manufacture and market our products even if they perform successfully in clinical trials. Furthermore, physicians or the medical community in general may not accept and utilize any of our products.


We may not receive third party reimbursement for any of our future products, which may harm our results of operations.

  Our future revenues, profitability and access to capital will be affected by the continuing efforts of governmental and private third-party payors to contain or reduce the costs of health care through various means. We expect a number of federal, state and foreign proposals to control the cost of drugs through governmental regulation. We are unsure of the form that any health care reform legislation may take or what actions federal, state, foreign, and private payors may take in response to the proposed reforms. Therefore, we cannot predict the effect of any implemented reform on our business.

  Our ability to commercialize our products successfully will depend, in part, on the extent to which reimbursement for the cost of such products and related treatments will be available from government health administration authorities, such as Medicare and Medicaid in the United States, private health insurers and other organizations. Significant uncertainty exists as to the reimbursement status of newly approved health care products, particularly for indications for which there is no current effective treatment or for which medical care typically is not sought. Adequate third-party coverage may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product research and development. If adequate coverage and reimbursement levels are not provided by government and third-party payors for use of our products, our products may fail to achieve market acceptance and our results of operations will be harmed.


We need substantial additional funding and may not have access to capital. If we are unable to raise capital when needed, we may need to delay, reduce or eliminate research and development programs or our commercialization efforts, which would harm our business.

  We will need to raise substantial additional funds to continue our business activities and fund our debt service obligations. We have incurred losses from operations since inception and we expect to incur additional operating losses at a significannlty increasing rate over at least the next several years. We expect this increase to result from further research and development activities, further clinical trials, development of marketing and sales capabilities and building the requisite infrastructure, and milestone payments related to our RSV product candidates. If we do not complete the financing contemplated by this prospectus, we believe we may require additional capital by 2003. However, our actual capital requirements will depend upon numerous factors, including:

  . the development of commercialization activities and arrangements;

  . the progress of our research and development programs;

  . the progress of preclinical and clinical testing;

  . the time and cost involved in obtaining regulatory approvals;

  . the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

  . the effect of competing technological and market developments;

  . the effect of changes and developments in our existing collaborative, licensing and other relationships; and

  . the terms of any new collaborative, licensing and other arrangements that we may establish.

  We may be unable to raise sufficient funds to complete our development, marketing and sales activities for Picovir(TM) or any of our other product candidates. Potential funding sources include:

  . public and private securities offerings;

  . debt financing, such as bank loans; and

  . collaborative, licensing and other arrangements with third parties.

  We may not be able to find sufficient debt or equity funding on acceptable terms. If we cannot, we may need to delay, reduce or eliminate research and development programs. The sale by us of additional equity securities or the expectation that we will sell additional equity securities may have an adverse effect on the price of our common stock. In addition, collaborative arrangements may require us to grant product development programs or licenses to third parties for products that we might otherwise seek to develop or commercialize ourselves.


We face intense competition, which could harm our business and results of operations.

  There are many entities, both public and private, including well-known, large pharmaceutical companies, chemical companies, biotechnology companies and research institutions, engaged in developing pharmaceuticals for applications similar to those targeted by us. Developments by these or other entities may render our products under development non-competitive or obsolete. Many of these companies have substantially greater resources and experience than we have. Accordingly, our competitors may succeed in obtaining regulatory approval for products more rapidly and more effectively than we do. Competitors may succeed in developing products that are more effective and less costly than any that we develop and also may prove to be more successful in the manufacture and marketing of products.


We may not be able to keep pace with technological changes in the biopharmaceutical industry, which may prevent us from commercializing our product candidates.

  Our business is characterized by extensive research efforts and rapid technological progress. New developments in molecular biology, medicinal chemistry and other fields of biology and chemistry are expected to continue at a rapid pace in both industry and academia. Research and discoveries by others may render some or all of our programs or drug candidates non-competitive or obsolete.

  Our business strategy is based, in part, upon the application of our technology platform to discover and develop pharmaceutical products for the treatment of infectious human diseases. This strategy is subject to the risks inherent in the development of new products using new and emerging technologies and approaches. There are no approved drugs on the market for the treatment of certain of the disease indications being targeted by us.

  Unforeseen problems may develop with our technologies or applications. We may not be able to successfully address technological challenges that we encounter in our research and development programs and may not ultimately develop commercially feasible products.


We depend on key personnel and may not be able to retain these employees or recruit additional qualified personnel, which would harm our business.

  Because of the specialized scientific nature of our business, we are highly dependent upon qualified scientific, technical and managerial personnel. Our anticipated growth and expansion into new areas and activities will require additional expertise and the addition of new qualified personnel. For example, we intend to recruit sales and marketing personnel to support the commercialization of Picovir(TM). We will face intense competition in recruiting these persons. We may not be able to attract and retain qualified personnel to develop our sales and marketing forces. There is intense competition for qualified personnel in the pharmaceutical field. Therefore, we may not be able to attract and retain the qualified personnel necessary for the development of our business. Furthermore, we have not entered into non-competition agreements with our key employees. The loss of the services of existing personnel, as well as the failure to recruit additional key scientific, technical and managerial personnel in a timely manner would harm our research and development programs and our business. We do not maintain key man life insurance on any of our employees.


We may be subject to product liability claims, which may harm our business, financial condition and results of operations regardless of the outcome.

  The administration of drugs to humans, whether in clinical trials or after marketing clearance is obtained, can result in product liability claims. Product liability claims can be expensive, difficult to defend and may result in large judgments or settlements against us. In addition, third party collaborators and licensees may not protect us from product liability claims. Although we maintain product liability insurance, claims could exceed the coverage obtained. A successful product liability claim in excess of our insurance coverage could harm our business, financial condition and results of operations. In addition, any successful claim may prevent us from obtaining adequate product liability insurance in the future on commercially desirable terms. Even if a claim is not successful, defending such a claim may be time-consuming and expensive.

The rights that have been and may in the future be granted to holders of our common or preferred stock may adversely affect the rights of other stockholders and may discourage a takeover.

  Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the holders of our common stock, to issue 5,000,000 shares of preferred stock from time to time in such series and with such preferences and rights as it may designate. As of May 15, 2001, we have reserved for issuance 200,000 shares of series A junior participating preferred stock. Thus, we may issue an additional 4,800,000 shares of preferred stock. The preferences and rights of any such additional preferred stock may be superior to those of the holders of our common stock. For example, the holders of preferred stock may be given a preference in payment upon our liquidation, or for the payment or accumulation of dividends before any distributions are made to the holders of our common stock.

  In September 1998, our board of directors adopted a plan that grants each holder of our common stock the right to purchase shares of our series A junior participating preferred stock. This plan is designed to help insure that all our stockholders receive fair value for their shares of common stock in the event of a proposed takeover of ViroPharma, and to guard against the use of partial tender offers or other coercive tactics to gain control of ViroPharma without offering fair value to the holders of our common stock. The plan is likely to discourage a merger or tender offer involving our securities that is not approved by our board of directors by increasing the cost of effecting any such transaction and, accordingly, could have an adverse impact on holders of our stock who might want to vote in favor of such a merger or participate in such a tender offer.

  While we have no present intention to authorize or issue any additional series of preferred stock, any such authorization or issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could also have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. The preferred stock may have other rights, including economic rights senior to those of our common stock, and, as a result, an issuance of additional preferred stock could adversely affect the market value of our common stock.


We have significant indebtedness and debt service payments which could negatively impact our liquidity.

  We are highly leveraged and have significant debt service requirements. In March 2000, we issued $180,000,000 of convertible subordinated notes due in March 2007. This increased indebtedness will impact us by:

  . significantly increasing our interest expense and related debt service costs; and

  . making it more difficult to obtain additional financing.

  Currently, we are not generating sufficient cash flow from operations to satisfy the annual debt service payments for our outstanding convertible subordinated notes due in March 2007. This may require us to use a portion of the proceeds from our March 2000 convertible subordinated notes offering to pay interest or borrow additional funds or sell additional equity to meet our debt service obligations. If we are unable to satisfy our debt service requirements, substantial liquidity problems could result, which would negatively impact our future prospects.

  Our ability to meet our debt service obligations and to reduce our total indebtedness depends on our future operating performance and on economic, financial, competitive, regulatory and other factors affecting our operations. Many of these factors are beyond our control and our future operating performance could be adversely affected by some or all of these factors. We historically have been unable to generate sufficient cash flow from operations to meet our operating needs and have relied on equity, debt and capital lease financings to fund our operations.


We are subject to environmental risks which may adversely affect our business.

  Our research and development processes involve the controlled use of hazardous, infectious and radioactive materials. We are subject to stringent federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials and wastes. We may be required to incur significant costs to comply with environmental laws, rules, regulations and policies. In addition, our business may be adversely affected by current or future environmental laws, rules, regulations and policies or by any releases or discharges of materials that could be hazardous.

  We utilize radioactive and other materials that could be hazardous to human health, safety or the environment. We store these materials and various wastes resulting from their use at our facility pending ultimate use and disposal. Although we believe that our safety procedures for handling and disposing of such materials comply with federal, state and local laws, rules, regulations and policies, the risk of accidental injury or contamination from these materials cannot be entirely eliminated. If such an accident occurs, we could be held liable for any resulting damages, and any such liability could exceed our resources. We do not maintain a separate insurance policy for these types of risks.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements in the sections entitled "Who We Are", "Risk Factors", and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk Factors" and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should", "intend", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential", or "continue" or the negative of such terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform them to actual results.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Earnings were insufficient to cover fixed charges and fixed charges by approximately the following amounts for the periods ended as set forth below:


                     Three Months Ended                              Fiscal Year Ended December 31,
                    --------------------    --------------------------------------------------------------------------------
                                                                           (in thousands)
                       March 31, 2001               2000           1999            1998            1997            1996
                     ------------------           -------         -------         -------         -------          ------
Deficiency of              $29,169                $41,817         $29,500         $26,402         $11,450          $6,395
 earnings to cover
 fixed charges

  "Fixed charges" consists of:

  . interest expense plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor; and

  . amortization of debt issuance costs.

  We would have had to generate additional earnings of approximately $29,169,000 for the three-month period ended March 31, 2001 to achieve an earnings to fixed charges ratio of 1:1.

                                USE OF PROCEEDS

     Except as otherwise described in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereunder will be added to our general funds and used for general corporate purposes, which may include, but are not limited to:

     . the commercialization of Picovir(TM), including pre-marketing activities, manufacturing of initial launch inventory, hiring a specialty sales force, expanding that sales force to allow us to maximize our return in a co-promotion partnership and building the requisite infrastructure;

     . ongoing research activities, and the conduct of human clinical trials, for Picovir(TM) and our hepatitis C and RSV disease product candidates;

     .  potential acquisitions;

     .  capital expenditures;

     .  debt retirement; and

     .  general working capital.

     The amounts and timing of our actual expenditures for each purpose may vary significantly depending upon numerous factors, including the status of our product development efforts, regulatory approvals, competition, marketing and sales activities and the market acceptance of any products introduced by us. Pending such uses, we intend to invest the net proceeds of this offering in short-term, investment grade, interest-bearing securities.


                          THE SECURITIES WE MAY OFFER

     The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

     We may sell from time to time, in one or more offerings:

     .  common stock;

     .  preferred stock;

     .  debt securities; and/or

     .  warrants to purchase any of the securities listed above.

     In this prospectus, we will refer to the common stock, preferred stock,
debt securities and warrants collectively as "securities."   The total dollar
amount of all securities that we may issue will not exceed $300,000,000.

     If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

                DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

       The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation and bylaws that are incorporated by reference into the registration statement which includes this prospectus. The General Corporation Law of Delaware may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the particular terms of any series of these securities in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

       Under our certificate of incorporation our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.002 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of May 15, 2001, we had 18,628,612 shares of common stock outstanding and no shares of preferred stock outstanding. As of May 15, 2001, we had reserved for issaunce 200,000 shares of series A junior participating preferred stock in connection with our stockholder rights agreement. As of the date of this prospectus, we have not issued any shares of our series A junior participating preferred stock.

Common Stock

       Voting.  For all matters submitted to a vote of stockholders, each holder
       ------
of common stock is entitled to one vote for each share registered in his or her name. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding preferred stock, of which there currently is none, persons who hold more than 50% of the outstanding common stock entitled to elect members of our board of directors can elect all of the directors who are up for election in a particular year.

     Dividends.  If our board of directors declares a dividend, holders of
     ---------
common stock will receive payments from our funds that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the holders who hold preferred stock, if any is outstanding.

     Liquidation and Dissolution.  If we are liquidated or dissolve, the holders
    ---------------------------
of our common stock will be entitled to share ratably in all the assets that remain after we pay our liabilities and any amounts we may owe to the holders who hold preferred stock, if any is outstanding.

     Other Rights and Restrictions.  Holders of our common stock do not have
     -----------------------------
preemptive rights, and they have no right to convert their common stock into any other securities. Our common stock is not subject to redemption by us. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of any series of preferred stock which we may designate in the future. Our certificate of incorporation and bylaws do not restrict the ability of a holder of common stock to transfer his or her shares of common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

     Listing.  Our common stock is listed on The Nasdaq National Market under
     -------
the symbol "VPHM".

     Transfer Agent and Registrar.  The transfer agent and registrar for our
     ----------------------------
common stock is StockTrans, Inc.

Preferred Stock

     General.  Our certificate of incorporation authorizes the issuance of up
     -------
to 5,000,000 shares of preferred stock, par value $0.001 per share. We have reserved for issaunce 200,000 shares of series A junior participating preferred stock in connection with our stockholder rights agreement. We may issue, from time to time in one or more series, up to 4,800,000 shares of preferred stock, the terms of which may be determined at the time of issuance by our board of directors, without further action by our stockholders, and may include voting rights, including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover.

     The description of the terms of a particular preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable certificate of designation for complete information regarding a series of preferred stock. The prospectus supplement will also contain a description of U.S. federal income tax consequences relating to the preferred stock, if material.

     The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

     . the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;

     .  the offering price;

     . the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

     .  any redemption or sinking fund provisions;

     . the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

     . the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;

     . the voting rights, if any, of shares of such series in addition to those set forth in "Voting Rights" below;

     . the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

     . the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us, of the common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;

     . the conditions and restrictions, if any, on the creation of indebtedness of us, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

     . any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

     The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will upon issuance rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock.

     Dividends. Unless otherwise specified in the applicable prospectus
     ---------
supplement, before any dividends may be declared or paid to the holders of shares of our common stock or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when and as declared by our board of directors, out of our net profits or net assets legally available therefor, dividends at such times and rates as will be specified in the applicable prospectus supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable prospectus supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates (not less than 15 days nor more than 60 days prior to a dividend payment date) as will be fixed by our board of directors.

     Dividends may be paid in the form of cash. Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable prospectus supplement. If our board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates. If dividends on any series of preferred stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on that series unless declared and paid ratably on all shares of every series of preferred stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

     The prospectus supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us of, the common stock or of any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation and any other preferences, rights, restrictions and qualifications that are not inconsistent with the certification of incorporation.

     Liquidation Rights. Unless otherwise specified in the prospectus supplement
     ------------------
relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary), the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our stockholders, whether from capital, surplus or earnings, the amount specified in the applicable prospectus supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up, the assets distributable among the holders of a series of preferred stock shall be insufficient to permit the payment in full to the holders of that series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full.

     Redemption. If so specified in the applicable prospectus supplement, any
     ----------
series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that prospectus supplement.

     Voting Rights. The General Corporation Law of Delaware provides that the
     -------------
holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

     Other. Our issuance of preferred stock may have the effect of delaying or
     -----
preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. The issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Certain Effects of Authorized But Unissued Stock

     We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on the capital stock.

     The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Delaware Anti-Takeover Law

     We are subject to Section 203 of the Delaware General Corporation Law, or the DGCL, which, subject to certain exceptions and limitations, prohibits a Delaware corporation from engaging in any "business combination" with any "interested stockholder" for a period of three years following the date that such stockholder became an interested stockholder, unless:

     (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (for the purposes of determining the number of shares outstanding under the DGCL, those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer are excluded from the calculation); or

     (iii) on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     For purposes of Section 203, a "business combination" includes:

     (i) any merger or consolidation involving the corporation and the interested stockholder;

     (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

     (iii) subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

     (iv) any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

     (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

     For purposes of Section 203, an interested stockholder is defined as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Selected Certificate of Incorporation and Bylaw Provisions

     Our certificate of incorporation provides that our board of directors will be divided into 3 classes, with staggered 3-year terms. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation's certificate of incorporation provides otherwise. Our certificate of incorporation does not provide otherwise. Each class of directors will serve for a term of three years and until their successors have been elected and qualified. Accordingly, our officers and directors and related stockholders who hold a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election and may exert considerable influence over our management and policies and all matters requiring stockholder approval, including fundamental transactions.

     Our certificate of incorporation and bylaws provide that special meetings of stockholders may be called by the chairman of the board or the president and shall be called by any such officer at the written request by holders of at least 25% of our outstanding shares. In addition, our bylaws may only be amended by a vote of a majority of the members of the board of directors in office, except for certain sections pertaining to timing and calling an annual or special meeting, notice of the meetings, etc which requires a vote by our stockholders who hold a majority of the shares of common stock entitled to vote to amend those sections.

     The preceding provisions could have the effect of discouraging, delaying or making more difficult certain attempts to acquire us or to remove incumbent directors even if a majority of our stockholders believe the attempt to be in their or our best interests.

Stockholder Rights Plan

     On September 10, 1998, our board of directors adopted a stockholder rights plan and, in connection with that plan, designated 200,000 shares of series A junior participating preferred stock. Under this plan, a preferred share purchase right was issued as a dividend on each outstanding share of our common stock as of September 17, 1998. This preferred share purchase right entitles its holder to purchase from us a unit consisting of 1/100th of a share of our series A junior participating preferred stock at an exercise price of $125 per unit, subject to adjustment. Each unit carries voting and dividend rights that are intended to produce the equivalent of one share of common stock. These rights expire on September 10, 2008.

     The preferred share purchase rights granted under the stockholder rights plan will be exercisable and will trade separately from our common stock only if a person or group acquires beneficial ownership of 20% or more of our common stock or commences a tender or exchange offer that would result in such a person or group owning 20% or more of our common stock. Only when one or more of these events occur will stockholders receive certificates for the rights granted under the stockholder rights plan.

     If any person actually acquires 20% or more of our common stock--other than through a tender or exchange offer for our common stock at a price and on terms that provide fair value to all stockholders--or if a holder of 20% or more of our common stock engages in certain "self-dealing" transactions or engages in a merger or other business combination in which we survive and our common stock remains outstanding, the other holders of our common stock will be able to exercise their preferred share purchase rights and receive shares of our common stock having a value equal to double the exercise price of the right. Additionally, if we are involved in certain other mergers where our shares are exchanged or certain major sales of our assets occur, the holders of our common stock will be able to exercise their preferred share purchase rights and receive shares of the acquiring company having a value equal to double the exercise price of the right. In either case, the holders of the rights may, in lieu of exercise, surrender the rights in exchange for one-half of the amount of securities otherwise purchasable. Upon the occurrence of any of these events, the preferred share purchase rights will no longer be exercisable for the purchase of series A junior participating preferred stock.

     We will be entitled to redeem the preferred share purchase rights at $.01 per right at any time until the 10th day following a public announcement that a person has acquired a 20% ownership position in our common stock. In our discretion, we may extend the period during which we can redeem these rights.

Stock Option Plan

     As of March 31, 2001, options to purchase a total of 2,212,869 shares of common stock have been granted and remain unexercised under our stock option plan.

                            DESCRIPTION OF WARRANTS

General

     The following description, together with any information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. Although the terms summarized below will apply generally to any warrants we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement and such terms may differ from the terms described below.

     We may issue, together with other securities or separately, warrants to purchase our common stock or preferred stock. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

     This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We will file copies of the forms of the warrant agreements and warrant certificates as exhibits to the registration statement of which this prospectus is a part or as exhibits to a Current Report on Form 8-K.

     The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

     .  the title of the warrants;

     . the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

     . the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

     .  the price or prices at which the warrants will be issued;

     .  the aggregate number of warrants;

     . any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

     . the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

     . if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

     . if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

     . any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

     . the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

     . the maximum or minimum number of warrants which may be exercised at any time;

     .  whether the warrants are to be issued in registered or bearer form;

     . whether the warrants are extendible and the period or periods of such extendibility; and

     .  information with respect to book-entry procedures, if any.

     Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

     Exercise of Warrants.  Each warrant will entitle the holder thereof to
     --------------------
purchase for cash the amount of shares of common or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

     Enforceability of Rights of Holders of Warrants.  Each warrant agent will
     -----------------------------------------------
act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder's warrant(s).

                         DESCRIPTION OF DEBT SECURITIES

     The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we indicate in a prospectus supplement, the terms of any debt securities we offer under that prospectus supplement may differ from the terms we describe below.

     The debt securities will be our direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

       The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

       We will describe in each prospectus supplement the following terms relating to a series of debt securities:

       .  the title;

       .  any limit on the amount that may be issued;

       . whether or not we will issue the series of debt securities in global form, the terms and who the depository will be;

       .  the maturity date;

       . the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

       . whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

       .  the terms of the subordination of any series of subordinated debt;

       .  the place where payments will be payable;

       . our right, if any, to defer payment of interest and the maximum length of any such deferral period;

       . the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

       . the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

       . whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

       . whether we will be restricted from incurring any additional indebtedness;

       . a discussion on any material or special United States federal income tax considerations applicable to the debt securities;

       . the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

       . any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

       We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

       The indentures do not contain any covenant which restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events Of Default Under The Indenture

       The following are events of default under the indentures with respect to any series of debt securities that we may issue:

       . if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or deferred;

       . if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

       . if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

       . if specified events of bankruptcy, insolvency or reorganization occur as to us.

       If an event of default with respect to debt securities of any series occurs and is continuing, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

       The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

       Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

       . the direction so given by the holder is not in conflict with any law or the applicable indenture; and

       . subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

       A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

       . the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

       . the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

       . the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

       These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

     We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

       We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

       .  to fix any ambiguity, defect or inconsistency in the indenture; and

       . to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

       In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

       .  extending the fixed maturity of the series of debt securities;

       . reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

       . reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

       Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

       .  register the transfer or exchange of debt securities of the series;

       .  replace stolen, lost or mutilated debt securities of the series;

       .  maintain paying agencies;

       .  hold monies for payment in trust;

       .  compensate and indemnify the trustee; and

       .  appoint any successor trustee.

       In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

       We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

       At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

       Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

       We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

       If we elect to redeem the debt securities of any series, we will not be required to:

       . issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

       . register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

       The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent per son would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

       Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

       We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

       All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

       The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of Delaware, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

       The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

                         LEGAL OWNERSHIP OF SECURITIES

     We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

       We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

       Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

     As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

       We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their
own names or in "street name."   Securities held by an investor in street name
would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

       For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

       Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

       For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations For Indirect Holders

       If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

       .  how it handles securities payments and notices;

       .  whether it imposes fees or charges;

       . how it would handle a request for the holders' consent, if ever required;

       . whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

       . how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

       . if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

       A global security is a security held by a depositary which represents one or any other number of individual securities. Generally, all securities represented by the same global securities will have the same terms.

       Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

       A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "--Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

       If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

       As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

       If securities are issued only in the form of a global security, an investor should be aware of the following:

       . An investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

       . An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under "-- Legal Ownership of Securities" above;

       . An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

       . An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

       . The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

       . The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

       . Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

       In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

       The global security will terminate when the following special situations occur:

       . if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

       . if we notify any applicable trustee that we wish to terminate that global security; or

       . if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

       The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

                             PLAN OF DISTRIBUTION

       We may sell the securities being offered hereby in one or more of the following ways from time to time:

       .  through agents to the public or to investors;

       .  to underwriters for resale to the public or to investors;

       .  directly to investors; or

       .  through a combination of any of these methods of sale.

       We will set forth in a prospectus supplement the terms of the offering of securities, including:

       .  the name or names of any agents or underwriters;

       . the purchase price of the securities being offered and the proceeds we will receive from the sale;

       . any over-allotment options under which underwriters may purchase additional securities from us;

       . any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

       .  any initial public offering price;

       .  any discounts or concessions allowed or reallowed or paid to dealers;
          and

       .  any securities exchanges on which such securities may be listed.

Agents

       We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

Underwriters

       If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Direct Sales

       We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

Trading Markets and Listing Of Securities

       Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The Nasdaq National Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

       Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Passive Market Marking

     Any underwriters who are qualified market markers on The Nasdaq National Market may engage in passive market making transactions in the securities on The Nasdaq National Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.


                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended and file reports, proxy statements and other information with the SEC. You may read and copy such reports, proxy statements and other information, including the registration statements and all of their exhibits, at the following SEC public reference rooms:


  450 Fifth Street, N.W.         Seven World Trade Center             Citicorp Center
      Judiciary Plaza                   Suite 1300                500 West Madison Street
         Room 1024                  New York, NY 10048                  Suite 1400
  Washington, D.C. 20549                                             Chicago, IL 60661

     You may obtain information on the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement of which this prospectus forms a part and the documents incorporated by reference that are listed below, are also available from the SEC's Web site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

     The SEC allows us to "incorporate by reference" into this prospectus certain information that we file with it. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus.

     We incorporate by reference the following documents that we previously filed with the SEC pursuant to the Exchange Act and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

     1.   Our Annual Report on Form 10-K for the year ended DecemBer 31, 2000;

     2.   Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          2001;

     3. Our Current Reports on Form 8-K filed on January 9, 2001, February 13, 2001, February 15, 2001, February 27, 2001, March 1, 2001, March 15,
          2001, March 16, 2001, April 26, 2001 and May 30, 2001.

     4.   Our Definitive Proxy Materials filed April 26, 2001.

     5. The description of our common stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 8, 1996; and

     6. The description of rights to purchase preferred shares contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 21, 1998.

     If you request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. We will provide such documents to you free of charge, but will not include any exhibits, unless those exhibits are incorporated by reference into the document. You should address written requests for documents to Thomas F. Doyle, Vice President and General Counsel, ViroPharma Incorporated, 405 Eagleview Boulevard, Exton, PA 19341, (610) 458-7300.

     We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our 10-Q, 8-K and 10-K reports to the SEC. Also note that we provide a cautionary discussion of risks and uncertainties relevant to our business in the "Risk Factors" section of this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

     Our Web site is located at http://www.viropharma.com. Information contained in our Web site is not a part of this prospectus.

                                 LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania.

                                    EXPERTS

     Our financial statements as of December 31, 1999 and 2000 and for each of the years in the three-year period ended December 31, 2000 and for the period from December 5, 1994 (inception) to December 31, 2000 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              [Resale Prospectus]

                   Subject to Completion, dated July 3, 2001

PROSPECTUS
                                2,941,295 SHARES

                            VIROPHARMA INCORPORATED

                                  Common Stock

     This prospectus relates to:

          . the resale of 2,346,295 shares of common stock, and . the resale of 595,000 shares of common stock issuable upon the exercise of a warrant

held by the selling stockholder listed on page 13. We will not receive any proceeds from the sale of the shares by the selling stockholder.

     The selling stockholder, or its pledgees, donees, transferees or other successors in interest, may offer the common stock from time to time through public or private transactions, at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices or any other lawful methods.

     Our common stock is listed on The Nasdaq National Market under the symbol "VPHM". On June 27, 2001, the reported last sale price of our common stock on the Nasdaq National Market was $28.60 per share.

     Our principal offices are located at 405 Eagleview Boulevard, Exton, Pennsylvania 19341 and our telephone number is (610) 458-7300.

                                _______________

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS BEFORE YOU DECIDE TO INVEST.
                                _______________

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is July , 2001.

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----

WHO WE ARE............................................................     1
RISK FACTORS..........................................................     2
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.....................    12
USE OF PROCEEDS.......................................................    13
SELLING STOCKHOLDER...................................................    13
PLAN OF DISTRIBUTION..................................................    14
LEGAL MATTERS.........................................................    16
EXPERTS...............................................................    16
ADDITIONAL INFORMATION................................................    16

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholder may offer, from time to time, to sell shares of common stock and seek offers to buy shares of common stock, only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

     Until _____________, 2001, all dealers that buy, sell or trade the common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   WHO WE ARE

       We are a pharmaceutical company dedicated to the commercialization, development and discovery of new antiviral medicines. We have focused our current product development and discovery activities on a number of ribonucleic acid, or RNA, virus diseases, including:

       . viral respiratory infection, or VRI, often referred to as the common cold;

       .  hepatitis C; and

       .  respiratory syncytial virus disease, or RSV disease.

       In March 2001, we announced the preliminary analysis of data from our two pivotal clinical studies of Picovir(TM) (pleconaril) in adult patients suffering from viral respiratory infection (VRI) due to picornaviruses.

       We commenced a Phase II clinical program with our hepatitis C product candidate in collaboration with American Home Products Corporation in November 2000, and a Phase I clinical program with our RSV product candidate in October 2000. We have additional proprietary compounds in research for the treatment of hepatitis C and RSV disease.

       We believe that our antiviral drug discovery and development technologies and expertise have potential applicability to a broad range of diseases caused by RNA viruses. RNA viruses are responsible for the majority of human viral diseases, causing illnesses ranging from acute and chronic ailments to fatal infections.

       We were incorporated in Delaware in September 1994 and commenced operations in December 1994. Our executive offices and research facility are located at 405 Eagleview Boulevard, Exton, PA 19341, our telephone number is 610-458-7300 and our website is at http://www.viropharma.com. Information contained on our website is not incorporated into this registration statement.

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

     Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

     This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

We depend heavily on the success of our lead product candidate, Picovir(TM) (pleconaril). We recently completed Phase III clinical trials with Picovir(TM) for the treatment of VRI in adults. Picovir(TM) is in clinical trials in other patient populations and for other indications. Picovir(TM) may never be approved for commercial use. If we are unable to commercialize Picovir(TM), our business and results of operations will be harmed.

     We have invested a significant portion of our time and financial resources since our inception in the development of Picovir(TM) (pleconaril) and anticipate that for the foreseeable future our ability to achieve profitability will be solely dependent on its successful commercialization. In March 2001, we announced the preliminary analysis of the results from two Phase III clinical trials of Picovir(TM) for viral respiratory infection due to picornaviruses in adults. If we are unable to file a new drug application, or NDA, to the U.S. Food and Drug Administration, or FDA, for Picovir(TM) based on these results, or if our NDA for Picovir(TM) is not approved by FDA, our stock price and results of operations will be materially and adversely affected. Many factors could negatively affect the success of our efforts to develop and commercialize Picovir(TM), including:

     . an inability to obtain, or delay in obtaining, regulatory approval for the commercialization of Picovir(TM);

     . significant delays in completing clinical trials for indications other than adult VRI and analyzing the results of those trials;

     .   significant increases in the costs of our clinical trials;

     . negative, inconclusive or otherwise unfavorable results from our clinical trials;

     . an inability to obtain, or delay in obtaining, regulatory approval for the use of the name Picovir(TM) as the brand name for pleconaril;

     . an inability to enter into, or a delay in entering into, agreements with third parties for the manufacture of Picovir(TM) in commercial quantities on acceptable terms, or at all;

     . an inability to manufacture acceptable validation batches of Picovir(TM), or to manufacture Picovir(TM) in commercial quantities at acceptable cost; and

     .   a failure to achieve market acceptance of Picovir(TM).

     If we are unable to commercialize Picovir(TM), our business and results of operations will be harmed.

We have incurred losses since inception and anticipate that we will incur continued losses for the foreseeable future. We do not have a current source of product revenue and may never be profitable.

     We are a development stage company with no current source of product revenue. We have incurred losses in each year since our inception in 1994. As of March 31, 2001, we had an accumulated deficit of approximately $148.9 million. We do not know when or if we will achieve product revenue. We expect to incur such losses at a significantly increasing rate over at least the next several years, primarily due to expected increases in our research and development expenses, further clinical trials of our most advanced product candidate, Picovir(TM), and milestone payments that may be payable under the terms of our agreement with Battelle Memorial Institute in connection with our RSV program. Also, we expect to incur expenses related to our marketing and market research activities for Picovir(TM), our development of a marketing and sales staff and building the requisite infrastructure, and further research and development related to other product candidates. Our ability to achieve profitability is dependent on a number of factors, including our ability to develop and obtain regulatory approvals for our product candidates, successfully commercialize those product candidates, which may include entering into collaborative agreements for product development and commercialization, and secure contract manufacturing and distribution and logistics services. We do not know when or if we will complete our product development efforts, receive regulatory approval of any of our product candidates or successfully commercialize any approved products. As a result, we are unable to predict the extent of any future losses or the time required to achieve profitability, if at all.


Our long term success depends upon our ability to develop additional drug product candidates. If our drug discovery and development programs are not successful, our business and results of operations will be harmed.

     We are performing clinical research on product candidates for the treatment of hepatitis C and RSV diseases. We also are optimizing back-up candidates and seeking to discover additional product candidates for the treatment of these and other RNA virus diseases. Drug discovery and research for RNA virus diseases is a new and challenging area. We cannot be certain that our efforts in this regard will lead to commercially viable products. Moreover, we have not submitted Investigational New Drug Applications, or INDs, for our RSV product candidate or for other product candidates not yet in clinical development, which are required before we can begin clinical trials on the product candidates in the United States. We are not sure that FDA will permit us to proceed with ongoing clinical trials for our hepatitis C and RSV product candidates, or that we will submit an IND for our RSV product candidate or INDs for additional product candidates for the treatment of hepatitis C and RSV. We may receive unfavorable results from ongoing clinical trials of these product candidates in clinical development which may cause us to abandon further development efforts. We may abandon further development efforts of other compounds in our hepatitis C and RSV programs even before such compounds enter clinical trials. We do not know what the final cost to manufacture these products in commercial quantities will be, or the dose required to treat patients and consequently, what the total cost of goods for a treatment regimen will be. We do not know whether any of these early-stage development products ultimately will be shown to be safe and effective. Moreover, governmental authorities may enact new legislation or regulations that could limit or restrict our development efforts. If we are unable to successfully discover new product candidates or develop our early-stage product candidates, our business and results of operations will be harmed.


None of our product candidates is approved for commercial use. If our product candidates do not receive regulatory approval, or if we are unable to maintain regulatory compliance, we will be limited in our ability to commercialize these products, and our business and results of operations will be harmed.

     We have not received regulatory approval to commercialize Picovir(TM) or any of our other product candidates. We need to submit a marketing application to FDA for Picovir(TM), and we will need to complete preclinical and clinical testing of each of our other product candidates before submitting marketing applications. Negative, inconclusive or inconsistent clinical trial results could prevent regulatory approval, increase the cost and timing of regulatory approval or cause us to perform additional studies or to file for a narrower indication than we currently plan. FDA recently enacted new regulations requiring the development and submission of pediatric use data for new drug products. Our failure to obtain this data, or to obtain a deferral of, or exemption from, this requirement could adversely affect our chances of receiving regulatory approval, or could result in regulatory or legal enforcement actions.

     The development of any of our product candidates is subject to many risks, including the risk that:

     . the product candidate is found to be ineffective or unsafe;

     . the clinical test results for a product candidate delay or prevent regulatory approval;

     . the product candidate cannot be developed into a commercially viable product;

     . the product candidate is difficult or costly to manufacture;

     . the product candidate later is discovered to cause adverse effects that prevent widespread use, require withdrawal from the market, or serve as the basis for product liability claims;

     . third party competitors hold proprietary rights that preclude us from marketing the product; and

     . third party competitors market a more clinically effective or more cost-effective product.

     Even if we believe that clinical data demonstrate the safety and efficacy of our product, regulators may disagree with us, which could delay, limit or prevent the approval of our product candidates. As a result, we may not obtain the labeling claims we believe are necessary or desirable for the promotion of those products. In addition, regulatory approval may take longer than we expect as a result of a number of factors, including failure to qualify for priority review of our application. All statutes and regulations governing the approval of our product candidates are subject to change in the future. These changes may increase the time or cost of regulatory approval, limit approval, or prevent it completely.

     Even if we receive regulatory approval for our product candidates, the later discovery of previously unknown problems with a product, manufacturer or facility may result in restrictions, including withdrawal of the product from the market. Approval of a product candidate may be conditioned upon certain limitations and restrictions as to the drug's use, or upon the conduct of further studies, and may be subject to continuous review. After approval of a product, we will have significant ongoing regulatory compliance obligations, and if we fail to comply with these requirements, we could be subject to penalties, including:

     . warning letters;

     . fines;

     . product recalls;

     . withdrawal of regulatory approval;

     . operating restrictions;

     . disgorgement of profits;

     . injunctions; and

     . criminal prosecution.

     If we are unable to commercialize our products as anticipated, our business and results of operations will be harmed.

  Our license with Sanofi-Synthelabo makes Sanofi-Synthelabo responsible for seeking regulatory approval for and marketing Picovir(TM) outside the United States and Canada. If Sanofi-Synthelabo fails to diligently and successfully pursue these activities, our business and results of operations may be harmed.


We will need to conduct clinical studies of all of our product candidates. These studies are costly, time consuming and unpredictable. Any unanticipated costs or delays in our clinical studies could harm our business, financial condition and results of operations.

     While we recently completed two Phase III trials for treatment of VRI due to picornaviruses in adults with our lead candidate, Picovir(TM), we expect to conduct more studies with Picovir(TM) in additional patient populations and in other indications. We also have other product candidates for treatment of hepatitis C and RSV disease in clinical development. We must complete significant research and development, laboratory testing, and clinical testing on these product candidates before we submit marketing applications in the United States and abroad. These studies and trials can be very costly and time-consuming. In addition, we rely on third party contract research organizations to perform significant aspects of our studies and clinical trials, introducing additional sources of risk into our program.

     The rate of completion of clinical trials depends upon many factors, including the rate of enrollment of patients. The acute nature of our disease targets, the fact that some of these diseases have peak incidence rates during certain times of the year, and the difficulties in anticipating where disease outbreaks will occur, may affect patient enrollment in our clinical trials. If we are unable to accrue sufficient clinical patients during the appropriate period, we may need to delay our clinical trials and incur significant additional costs. In addition FDA or Institutional Review Boards may require us to delay, restrict, or discontinue our clinical trials on various grounds, including a finding that the subjects or patients are being exposed to an unacceptable health risk. We may desire or be required to conduct additional clinical trials of Picovir(TM) prior to commercialization. In addition, we may be unable to submit an NDA to the FDA within the timeframe we currently expect. Once submitted, an NDA must be approved by FDA before we can commercialize the product described in the application.

     The cost of human clinical trials varies dramatically based on a number of factors, including:

     . the order and timing of clinical indications pursued;

     . the extent of development and financial support from corporate collaborators;

     . the number of patients required for enrollment;

     . the difficulty of obtaining clinical supplies of the product candidate;
       and

     . the difficulty in obtaining sufficient patient populations and clinicians.

     All statutes and regulations governing the conduct of clinical trials are subject to change in the future, which could affect the cost of our clinical trials. Any unanticipated costs or delays in our clinical studies could harm our business, financial condition and results of operations.

     Even if we obtain positive preclinical or clinical trial results in initial studies, future clinical trial results may not be similarly positive. As a result, ongoing and contemplated clinical testing, if permitted by governmental authorities, may not demonstrate that a product candidate is safe and effective in the patient population and for the disease indications for which we believe it will be commercially advantageous to market the product. The failure of our clinical trials to demonstrate the safety and efficacy of our desired indications could harm our business, financial condition and results of operations.


We do not have any marketing or sales experience and will need to develop marketing and sales capabilities to successfully commercialize our product candidates. If we are unable to do so, our business and results of operations will be harmed.

     We currently are developing a marketing staff and do not have a sales staff. We will need both to successfully commercialize any of our product candidates, including Picovir(TM). We intend to develop our own marketing and sales staffs, and enter into a co-promotion partnership, to market Picovir(TM) for the treatment of VRI. The development of a marketing and sales capability will require significant expenditures, management resources and time. We may be unable to build such a sales force, the cost of establishing such a sales force may exceed any product revenues, or our marketing and sales efforts may be unsuccessful. We may not be able to find a suitable sales and marketing partner for VRI. If we are unable to successfully establish a sales and marketing capability in a timely manner or find suitable sales and marketing partners, our business and results of operations will be harmed. Even if we are able to develop a sales force or find a suitable marketing partner, we may not successfully penetrate the markets for any of our proposed products.


We currently depend, and will in the future, depend on third parties to manufacture our products and product candidates, including Picovir(TM). If these manufacturers fail to meet our requirements and the requirements of regulatory authorities, our business, financial condition and results of operations will be harmed.

     We do not have the internal capability to manufacture commercial quantities of pharmaceutical products following the FDA's current Good Manufacturing Practices. We have entered into a commercial supply agreement with one manufacturer for Picovir(TM) drug substance. We currently are negotiating commercial supply and processing agreements for Picovir(TM) drug substance with primary and alternative manufacturers, with a micronizer and with a final product manufacturer that we have identified to date. It is not yet clear what the final terms of these agreements will be, although we expect that they will be comparable to the terms of similar agreements for similar products. There can be no assurance that we will be successful in entering into commercial supply and processing agreements for Picovir(TM) drug substance and products, or that any such manufacturing arrangements will be available on terms acceptable to us.

     If we are unable to enter into supply and processing contracts with any of these manufacturers or processors, there may be additional cost and delay in the commercialization of Picovir(TM). Moreover, other than the production of pilot and validation batches, no manufacturer has delivered commercial quantities of Picovir(TM) bulk drug substance or drug product to us yet, and we cannot be certain that they will be able to deliver such commercial quantities on a timely basis. As a result, even if we are able to enter into supply and processing contracts with any of these manufacturers or processors, but such manufacturers or processors are unable to satisfy our requirements, there may be additional cost and delay in the commercialization of Picovir(TM). If we are required to find an additional or alternative source of supply, there may be additional cost and delay in the commercialization of Picovir(TM). Additionally, the FDA inspects all commercial manufacturing sites before approving an NDA for a drug manufactured at those sites. If any of our manufacturers or processors fails to pass this FDA inspection, the approval and eventual commercialization of Picovir(TM) may be delayed.

     In addition to the oral solid formulation of Picovir(TM) used in our recently completed Phase III trials in adult VRI, we are using an oral suspension formulation in our clinical trials of Picovir(TM) for the treatment of VRI in children. We are using a liquid formulation of Picovir(TM) in our compassionate use program. We have also developed an intranasal formulation of Picovir(TM). A delay in manufacturing validation batches, or a failure to negotiate agreements with manufacturers, will delay the development and commercialization of these additional formulations and could harm our business, financial condition and results of operations. The intranasal formulation of Picovir(TM) has not been used in any of our clinical trials to date.

     Any contract manufacturers that we use must adhere to the FDA's regulations on current Good Manufacturing Practices, which are enforced by the FDA through its facilities inspection program. These facilities must pass a plant inspection before the FDA will issue an approval of the product. The manufacture of product at these facilities will be subject to strict quality control, testing and recordkeeping requirements. Moreover, while we may choose to manufacture products in the future, we have no experience in the manufacture of pharmaceutical products for clinical trials or commercial purposes. If we decide to manufacture products, we would be subject to the regulatory requirements described above. In addition, we would require substantial additional capital and would be subject to delays or difficulties encountered in manufacturing pharmaceutical products. No matter who manufactures the product, we will be subject to continuing obligations regarding the submission of safety reports and other post-market information.

     If we encounter delays or difficulties with contract manufacturers, packagers or distributors, market introduction and subsequent sales of our products could be delayed. If we change the source or location of supply or modify the manufacturing process, regulatory authorities will require us to demonstrate that the product produced by the new source or from the modified process is equivalent to the product used in any clinical trials that we had conducted.

     We may not be able to enter into alternative supply arrangements at commercially acceptable rates, if at all. Moreover, the manufacturers utilized by us may not provide quantities of product sufficient to meet our specifications or our delivery, cost and other requirements.


We license patented technology and other proprietary rights from Sanofi-Synthelabo, including rights to Picovir(TM). If Sanofi-Synthelabo does not protect our rights under our license agreement with it or does not reasonably consent to our sublicense of rights to Picovir(TM), or if this license agreement is terminated, our business and results of operations will be harmed.

     We have licensed from Sanofi-Synthelabo the exclusive United States and Canadian rights to certain antiviral agents for use in picornavirus indications, which are the subject of U.S and Canadian patents and patent applications owned by Sanofi-Synthelabo, certain of which cover both Picovir(TM) and technology used to manufacture Picovir(TM). We depend on Sanofi-Synthelabo to prosecute and maintain certain of these patents and patent applications and protect such patent rights. Failure by Sanofi-Synthelabo to prosecute or maintain such patents or patent applications and protect such patent rights could harm our business. Under certain circumstances, our ability to sublicense our rights under this license agreement is subject to Sanofi-Synthelabo's consent, which is not to be unreasonably withheld. Under our license agreement, Sanofi-Synthelabo also has exclusive rights to market and sell products covered by these patents and patent applications in countries other than the United States and Canada, although we would receive royalties from Sanofi-Synthelabo on such sales. If Sanofi-Synthelabo does not successfully market and sell products outside of the United States and Canada, our business and future results of operations may be harmed. If our license agreement with Sanofi-Synthelabo is terminated, our business and results of operations will be harmed.


We depend on collaborations with third parties, which may reduce our product revenues or restrict our ability to commercialize products.

     We have entered into, and may in the future enter into, sales and marketing, distribution, manufacturing, development, licensing and other strategic arrangements with third parties. For example, in December 1999, we entered into an agreement with American Home Products Corporation to develop jointly products for use in treating the effects of hepatitis C virus in humans. Under this agreement, we licensed to them worldwide rights under patents and know-how owned by us or created under the agreement. In November 1999, we entered into a product development and commercialization agreement with Battelle Memorial Institute in connection with our RSV program. We are currently engaged in additional discussions relating to other arrangements. We cannot be sure that we will be able to enter into any such arrangements with third parties on terms acceptable to us or at all. Third party arrangements may require us to grant certain rights to third parties, including exclusive marketing rights to one or more products, or may have other terms that are burdensome to us, and may involve the acquisition of our equity securities.

     Our ultimate success may depend upon the success of our collaborators. We have obtained, and intend to obtain in the future, licensed rights to certain proprietary technologies and compounds from other entities, individuals and research institutions, for which we may be obligated to pay license fees, make milestone payments and pay royalties. We may be unable to enter into collaborative licensing or other arrangements that we need to develop and commercialize our drug candidates. Moreover, we may not realize the contemplated benefits from such collaborative licensing or other arrangements. These arrangements may place responsibility on our collaborative partners for preclinical testing, human clinical trials, the preparation and submission of applications for regulatory approval, or for marketing, sales and distribution support for product commercialization. We cannot be certain that any of these parties will fulfill their obligations in a manner consistent with our best interests. These arrangements may also require us to transfer certain material rights or issue our equity securities to corporate partners, licensees and others. Any license or sublicense of our commercial rights may reduce our product revenue. Moreover, we may not derive any revenues or profits from these arrangements. In addition, our current strategic arrangements may not continue and we may be unable to enter into future collaborations. Collaborators may also pursue alternative technologies or drug candidates, either on their own or in collaboration with others, that are in direct competition with us.


We depend on patents and proprietary rights, which may offer only limited protection against potential infringement. If we are unable to protect our patents and proprietary rights, our business, financial condition and results of operations will be harmed.

     The pharmaceutical industry places considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. Our success depends, in part, on our ability to develop and maintain a strong patent position for our products and technologies both in the United States and in other countries. Litigation or other legal proceedings may be necessary to defend against claims of infringement, to enforce our patents, or to protect our trade secrets, and could result in substantial cost to us and diversion of our efforts. We intend to file applications as appropriate for patents covering the composition of matter of our drug candidates, the proprietary processes for producing such compositions, and the uses of our drug candidates. We own eight issued United States patents and have nine pending United States patent applications. We also have filed international patent applications in order to pursue patent protection in major foreign countries.

     We also rely on trade secrets, know-how and continuing technological advancements to protect our proprietary technology. We have entered into confidentiality agreements with our employees, consultants, advisors and collaborators. However, these parties may not honor these agreements and we may not be able to successfully protect our rights to unpatented trade secrets and know-how. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

     Many of our scientific and management personnel were previously employed by competing companies. As a result, such companies may allege trade secret violations and similar claims against us.

     To facilitate development of our proprietary technology base, we may need to obtain licenses to patents or other proprietary rights from other parties. If we are unable to obtain such licenses, our product development efforts may be delayed.

     We may collaborate with universities and governmental research organizations which, as a result, may acquire certain rights to any inventions or technical information derived from such collaboration.

     We may incur substantial costs in asserting any patent rights and in defending suits against us related to intellectual property rights. Such disputes could substantially delay our product development or commercialization activities. The United States Patent and Trademark Office or a private party could institute an interference proceeding relating to our patents or patent applications. An opposition or revocation proceeding could be instituted in the patent offices of foreign jurisdictions. An adverse decision in any such proceeding could result in the loss of our rights to a patent or invention.


Any of our future products, including Picovir(TM), may not be accepted by the market, which would harm our business and results of operations.

     Even if approved by the FDA and other regulatory authorities, our product candidates may not achieve market acceptance and we may not receive revenues from these products as anticipated. The degree of market acceptance will depend upon a number of factors, including:

     . the receipt and timing of regulatory approvals;

     . the availability of third-party reimbursement; and

     . the establishment and demonstration in the medical community of the clinical safety, efficacy and cost-effectiveness of drug candidates, as well as their advantages over existing technologies and therapeutics, if any.

     We may not be able to successfully manufacture and market our products even if they perform successfully in clinical trials. Furthermore, physicians or the medical community in general may not accept and utilize any of our products.


We may not receive third party reimbursement for any of our future products, which may harm our results of operations.

     Our future revenues, profitability and access to capital will be affected by the continuing efforts of governmental and private third-party payors to contain or reduce the costs of health care through various means. We expect a number of federal, state and foreign proposals to control the cost of drugs through governmental regulation. We are unsure of the form that any health care reform legislation may take or what actions federal, state, foreign, and private payors may take in response to the proposed reforms. Therefore, we cannot predict the effect of any implemented reform on our business.

     Our ability to commercialize our products successfully will depend, in part, on the extent to which reimbursement for the cost of such products and related treatments will be available from government health administration authorities, such as Medicare and Medicaid in the United States, private health insurers and other organizations. Significant uncertainty exists as to the reimbursement status of newly approved health care products, particularly for indications for which there is no current effective treatment or for which medical care typically is not sought. Adequate third-party coverage may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product research and development. If adequate coverage and reimbursement levels are not provided by government and third-party payors for use of our products, our products may fail to achieve market acceptance and our results of operations will be harmed.


We need substantial additional funding and may not have access to capital. If we are unable to raise capital when needed, we may need to delay, reduce or eliminate research and development programs or our commercialization efforts, which would harm our business.

     We will need to raise substantial additional funds to continue our business activities and fund our debt service obligations. We have incurred losses from operations since inception and we expect to incur additional operating losses at a significantly increasing rate over at least the next several years. We expect this increase to result from further research and development activities, further clinical trials, development of marketing and sales capabilities and building the requisite infrastructure, and milestone payments related to our RSV product candidates. We believe that we may require additional capital by 2003. However, our actual capital requirements will depend upon numerous factors, including:

     . the development of commercialization activities and arrangements;

     . the progress of our research and development programs;

     . the progress of preclinical and clinical testing;

     . the time and cost involved in obtaining regulatory approvals;

     . the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

     . the effect of competing technological and market developments;

     . the effect of changes and developments in our existing collaborative, licensing and other relationships; and

     . the terms of any new collaborative, licensing and other arrangements that we may establish.

     We may be unable to raise sufficient funds to complete our development, marketing and sales activities for Picovir(TM) or any of our other product candidates. Potential funding sources include:

     . public and private securities offerings;

     . debt financing, such as bank loans; and

     . collaborative, licensing and other arrangements with third parties.

     We may not be able to find sufficient debt or equity funding on acceptable terms. If we cannot, we may need to delay, reduce or eliminate research and development programs. The sale by us of additional equity securities or the expectation that we will sell additional equity securities may have an adverse effect on the price of our common stock. In addition, collaborative arrangements may require us to grant product development programs or licenses to third parties for products that we might otherwise seek to develop or commercialize ourselves.


We face intense competition, which could harm our business and results of operations.

     There are many entities, both public and private, including well-known, large pharmaceutical companies, chemical companies, biotechnology companies and research institutions, engaged in developing pharmaceuticals for applications similar to those targeted by us. Developments by these or other entities may render our products under development non-competitive or obsolete. Many of these companies have substantially greater resources and experience than we have. Accordingly, our competitors may succeed in obtaining regulatory approval for products more rapidly and more effectively than we do. Competitors may succeed in developing products that are more effective and less costly than any that we develop and also may prove to be more successful in the manufacture and marketing of products.


We may not be able to keep pace with technological changes in the biopharmaceutical industry, which may prevent us from commercializing our product candidates.

     Our business is characterized by extensive research efforts and rapid technological progress. New developments in molecular biology, medicinal chemistry and other fields of biology and chemistry are expected to continue at a rapid pace in both industry and academia. Research and discoveries by others may render some or all of our programs or drug candidates non-competitive or obsolete.

     Our business strategy is based, in part, upon the application of our technology platform to discover and develop pharmaceutical products for the treatment of infectious human diseases. This strategy is subject to the risks inherent in the development of new products using new and emerging technologies and approaches. There are no approved drugs on the market for the treatment of certain of the disease indications being targeted by us.

     Unforeseen problems may develop with our technologies or applications. We may not be able to successfully address technological challenges that we encounter in our research and development programs and may not ultimately develop commercially feasible products.


We depend on key personnel and may not be able to retain these employees or recruit additional qualified personnel, which would harm our business.

     Because of the specialized scientific nature of our business, we are highly dependent upon qualified scientific, technical and managerial personnel. Our anticipated growth and expansion into new areas and activities will require additional expertise and the addition of new qualified personnel. For example, we intend to recruit sales and marketing personnel to support the commercialization of Picovir(TM). We will face intense competition in recruiting these persons. We may not be able to attract and retain qualified personnel to develop our sales and marketing forces. There is intense competition for qualified personnel in the pharmaceutical field. Therefore, we may not be able to attract and retain the qualified personnel necessary for the development of our business. Furthermore, we have not entered into non-competition agreements with our key employees. The loss of the services of existing personnel, as well as the failure to recruit additional key scientific, technical and managerial personnel in a timely manner would harm our research and development programs and our business. We do not maintain key man life insurance on any of our employees.


We may be subject to product liability claims, which may harm our business, financial condition and results of operations regardless of the outcome.

     The administration of drugs to humans, whether in clinical trials or after marketing clearance is obtained, can result in product liability claims. Product liability claims can be expensive, difficult to defend and may result in large judgments or settlements against us. In addition, third party collaborators and licensees may not protect us from product liability claims. Although we maintain product liability insurance, claims could exceed the coverage obtained. A successful product liability claim in excess of our insurance coverage could harm our business, financial condition and results of operations. In addition, any successful claim may prevent us from obtaining adequate product liability insurance in the future on commercially desirable terms. Even if a claim is not successful, defending such a claim may be time-consuming and expensive.


The rights that have been and may in the future be granted to holders of our common or preferred stock may adversely affect the rights of other stockholders and may discourage a takeover.

     Pursuant to our certificate of incorporation, our board of directors has the authority, without further action by the holders of our common stock, to issue 5,000,000 shares of preferred stock from time to time in such series and with such preferences and rights as it may designate. As of May 15, 2001, we have reserved for issuance 200,000 shares of series A junior participating preferred stock. Thus, we may issue an additional 4,800,000 shares of preferred stock. The preferences and rights of any such additional preferred stock may be superior to those of the holders of our common stock. For example, the holders of preferred stock may be given a preference in payment upon our liquidation, or for the payment or accumulation of dividends before any distributions are made to the holders of our common stock.

     In September 1998, our board of directors adopted a plan that grants each holder of our common stock the right to purchase shares of our series A junior participating preferred stock. This plan is designed to help insure that all our stockholders receive fair value for their shares of common stock in the event of a proposed takeover of ViroPharma, and to guard against the use of partial tender offers or other coercive tactics to gain control of ViroPharma without offering fair value to the holders of our common stock. The plan is likely to discourage a merger or tender offer involving our securities that is not approved by our board of directors by increasing the cost of effecting any such transaction and, accordingly, could have an adverse impact on holders of our stock who might want to vote in favor of such a merger or participate in such a tender offer.

     While we have no present intention to authorize or issue any additional series of preferred stock, any such authorization or issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could also have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. The preferred stock may have other rights, including economic rights senior to those of our common stock, and, as a result, an issuance of additional preferred stock could adversely affect the market value of our common stock.


We have significant indebtedness and debt service payments which could negatively impact our liquidity.

     We are highly leveraged and have significant debt service requirements. In March 2000, we issued $180,000,000 of convertible subordinated notes due in March 2007. This increased indebtedness will impact us by:

     . significantly increasing our interest expense and related debt service costs; and

     . making it more difficult to obtain additional financing.

     Currently, we are not generating sufficient cash flow from operations to satisfy the annual debt service payments for our outstanding convertible subordinated notes due in March 2007. This may require us to use a portion of the proceeds from our March 2000 convertible subordinated notes offering to pay interest or borrow additional funds or sell additional equity to meet our debt service obligations. If we are unable to satisfy our debt service requirements, substantial liquidity problems could result, which would negatively impact our future prospects.

     Our ability to meet our debt service obligations and to reduce our total indebtedness depends on our future operating performance and on economic, financial, competitive, regulatory and other factors affecting our operations. Many of these factors are beyond our control and our future operating performance could be adversely affected by some or all of these factors. We historically have been unable to generate sufficient cash flow from operations to meet our operating needs and have relied on equity, debt and capital lease financings to fund our operations.


We are subject to environmental risks which may adversely affect our business.

     Our research and development processes involve the controlled use of hazardous, infectious and radioactive materials. We are subject to stringent federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials and wastes. We may be required to incur significant costs to comply with environmental laws, rules, regulations and policies. In addition, our business may be adversely affected by current or future environmental laws, rules, regulations and policies or by any releases or discharges of materials that could be hazardous.

     We utilize radioactive and other materials that could be hazardous to human health, safety or the environment. We store these materials and various wastes resulting from their use at our facility pending ultimate use and disposal. Although we believe that our safety procedures for handling and disposing of such materials comply with federal, state and local laws, rules, regulations and policies, the risk of accidental injury or contamination from these materials cannot be entirely eliminated. If such an accident occurs, we could be held liable for any resulting damages, and any such liability could exceed our resources. We do not maintain a separate insurance policy for these types of risks.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements in the sections entitled "Who We Are", "Risk Factors", and elsewhere in this prospectus constitute forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry's results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, those listed under "Risk Factors" and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "intend", "expect", "plan", "anticipate", "believe", "estimate", "predict", "potential", or "continue" or the negative of such terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform them to actual results.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale by the selling stockholder of our common stock. The selling stockholder will receive all of the net proceeds from the sale of the shares.

                              SELLING STOCKHOLDER

     We issued 2,300,000 shares of convertible participating preferred stock and warrants to purchase 595,000 shares of common stock to the selling stockholder in a private placement under the terms of an Investment Agreement dated May 5, 1999 between us and the selling stockholder. Effective May 7, 2001, pursuant to the terms of the preferred stock, the 2,300,000 shares of preferred stock were converted into 2,346,295 shares of our common stock. Under the Investment Agreement, the selling stockholder has the right, under certain circumstances, to appoint one representative to our board of directors. Dennis J. Purcell, a director of our company since June 2000, is a senior managing partner of Perseus-Soros BioPharmaceutical Fund, LP. and is the director appointed by the selling stockholder under the Investment Agreement.

     We do not know when or in what amounts the selling stockholder may offer shares for sale. The selling stockholder may not sell all or any of the shares offered by this prospectus. The selling stockholder may distribute the shares, from time to time, to one or more of its limited and/or general partners, who may sell shares pursuant to this prospectus. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. Because the selling stockholder may from time to time offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that will be held by the selling stockholder after completion of the offering, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of the table below, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

     The following table sets forth, to our knowledge, certain information regarding the beneficial ownership of the shares of common stock by the selling stockholder as of June 28, 2001. We prepared this table based on the information supplied to us by the selling stockholder named in the table. Beneficial ownership is calculated based upon SEC requirements and is not necessarily indicative of beneficial ownership for any other purpose. Under these requirements, more than one person may be deemed to be a beneficial owner of the same shares. Unless otherwise indicated below, the selling stockholder named in this table has sole voting and investment power with respect to all shares beneficially owned. Pursuant to Rule 416 under the Securities Act of 1933, the registration statement of which this prospectus is a part also covers any additional shares of our common stock which becomes issuable in connection with such shares because of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock. The table is based on 18,679,935 shares of our common stock outstanding as of June 28, 2001:

                                                      Shares                                     Shares
                                                Beneficially Owned                         Beneficially Owned
                                                 Prior to Offering                           After Offering
                                             ------------------------   Number of Shares  --------------------
Name of Selling Stockholder(1)               Number(2)     Percentage    Being Offered     Number   Percentage
------------------------------               ---------     ----------   ----------------  --------  ----------
PSV, LP
c/o Perseus Capital LLC                      2,941,295           15.3%         2,941,295         0           0%
2099 Pennsylvania Avenue
Washington, D.C. 20006

________________________
(1) Includes limited partners, pledgees, donees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholder as a pledge, gift, partnership distribution or other non-sale related transfer.
(2) Includes 595,000 shares of common stock issuable upon exercise of warrants.

                              PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. The term "selling stockholder" includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from the selling stockholder as a pledge, gift, partnership distribution or other non-sale related transfer. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.

     The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling stockholder may also make sales in negotiated transactions. The selling stockholder may offer its shares from time to time pursuant to one or more of the following methods:

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     - one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - on the Nasdaq National Market (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the shares are then listed, admitted to unlisted trading priveleges or included for quotation);

     - through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

     -  through agents; and

     -  in public or privately negotiated transactions.

     In connection with distributions of the shares or otherwise, the selling stockholder may:

     - enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;

     - sell the shares short and redeliver the shares to close out such short positions;

     - enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell; and

     - pledge shares to a broker-dealer or other financial institution, which, upon a default, they may in turn resell.

     In addition to the foregoing methods, the selling stockholder may offer its share from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods described above or any other lawful methods.

     In addition, the selling stockholder may sell all or a portion of the shares that qualify for sale pursuant to Rule 144 of the Securities Act of 1933 under Rule 144 rather than pursuant to this prospectus.

     Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed or quoted, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling stockholder may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions).

     In offering the shares covered by this prospectus, the selling stockholder, and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholder, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales. Any profits realized by the selling stockholder and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions.

     In order to comply with the securities laws of certain states, the shares must be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of shares is made, if required, we will distribute a prospectus supplement that will set forth:

     -  the number of shares being offered;

     - the terms of the offering, including the name of any selling stockholder, underwriter, broker, dealer or agent;

     -  the purchase price paid by any underwriter;

     -  any discount, commission and other underwriter compensation;

     - any discount, commission or concession allowed or reallowed or paid to any dealer;

     -  the proposed selling price to the public; and

     -  other facts material to the transaction.

     In addition, if we are notified by the selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, a supplement to this prospectus will be filed.

     We have agreed to indemnify the selling stockholder against certain liabilities, including certain liabilities under the Securities Act.

     We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) such time as all of the shares covered by this prospectus have been disposed of pursuant to the registration statement, or (ii) the second anniversary of the effective date of this prospectus, plus any periods during which the selling stockholder was not permitted to sell the shares covered by this prospectus.

     All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder.


                                 LEGAL MATTERS

     The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania.

                                    EXPERTS

     Our financial statements as of December 31, 1999 and 2000 and for each of the years in the three-year period ended December 31, 2000 and for the period from December 5, 1994 (inception) to December 31, 2000 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission. This prospectus does not contain all of the information contained in the registration statement or the exhibits to the registration statement. For further information about us, please see the complete registration statement. Summaries of agreements or other documents in this prospectus are not necessarily complete. Please refer to the exhibits to the registration statement for complete copies of these documents.

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended and file reports, proxy statements and other information with the SEC. You may read and copy such reports, proxy statements and other information, including the registration statements and all of their exhibits, at the following SEC public reference rooms:


  450 Fifth Street, N.W.         Seven World Trade Center             Citicorp Center
      Judiciary Plaza                   Suite 1300                500 West Madison Street
         Room 1024                  New York, NY 10048                  Suite 1400
  Washington, D.C. 20549                                             Chicago, IL 60661

     You may obtain information on the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement of which this prospectus forms a part and the documents incorporated by reference that are listed below, are also available from the SEC's Web site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

     The SEC allows us to "incorporate by reference" into this prospectus certain information that we file with it. This means that we can disclose important information to you by referring you to another document that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. You should read the information incorporated by reference because it is an important part of this prospectus.

     We incorporate by reference the following documents that we previously filed with the SEC pursuant to the Exchange Act and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

     1.  Our Annual Report on Form 10-K for the year ended December 31, 2000;

     2.   Our Quarterly Report on Form 10-Q for the quarter ended March 31,
          2001;

     3. Our Current Reports on Form 8-K filed on January 9, 2001, February 13, 2001, February 15, 2001, February 27, 2001, March 1, 2001, March
          15, 2001, March 16, 2001, April 26, 2001 and May 30, 2001.

     4.   Our definitive Proxy Materials filed April 26, 2001.

     5. The description of our common stock contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 8, 1996; and

     6. The description of rights to purchase preferred shares contained in the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 21, 1998.

     If you request, either orally or in writing, we will provide you with a copy of any or all documents which are incorporated by reference. We will provide such documents to you free of charge, but will not include any exhibits, unless those exhibits are incorporated by reference into the document. You should address written requests for documents to Thomas F. Doyle, Vice President and General Counsel, ViroPharma Incorporated, 405 Eagleview Boulevard, Exton, PA 19341, (610) 458-7300.

     We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our 10-Q, 8-K and 10-K reports to the SEC. Also note that we provide a cautionary discussion of risks and uncertainties relevant to our business in the "Risk Factors" section of this prospectus. These are factors that we think could cause our actual results to differ materially from expected results. Other factors besides those listed here could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

                                    Part II

                     Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.


     SEC registration fee...........................   $ 96,031
     Printing fees..................................   $ 10,000
     Reimbursement of selling stockholder expenses..   $ 10,000
     Legal fees and expenses........................   $ 50,000
     Accounting fees and expenses...................   $ 20,000
     Miscellaneous fees and expenses................   $  4,000

          TOTAL.....................................   $190,031

Item 15. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law ("Section 145") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and, in respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The Certificate of Incorporation of the Registrant limits the personal liability of directors to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this limitation does not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 6.4 of the Registrant's By-laws provides for the indemnification, to the full extent authorized by law, of any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, his testator or intestate, is or was a director, officer or employee of ViroPharma or any predecessor of the Registrant, or serves or served any other enterprise as a director, officer or employee at the request of the Registrant or any predecessor of the Registrant.

Item 16. List of Exhibits

     The exhibits filed as part of this registration statement are as follows:


       Exhibit      Description
       -------      ---------------------------------------------------------------------------------------------------
         1.1        The form of equity underwriting agreement will be filed as an exhibit to a Current Report of the
                    Registrant on Form 8-K and incorporated herein by reference
         1.2        The form of debt underwriting agreement will be filed as an exhibit to a Current Report of the
                    Registrant on Form 8-K and incorporated herein by reference
         4.1*       Form of subordinated indenture
         4.2*       Form of senior indenture
         4.3        The form of any senior note with respect to each particular series of senior notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and
                    incorporated herein by reference
         4.4        The form of any subordinated note with respect to each particular series of subordinated notes issued hereunder will be filed as an exhibit to a Current Report on the Registrant of Form 8-K and
                    incorporated hereby by reference
         4.5        The form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate will be filed as exhibits to a Current Report of the Registrant on Form 8-K and incorporated herein by reference
         5.1*       Opinion of Pepper Hamilton LLP regarding legality of securities being registered.
        10.1        Investment Agreement among ViroPharma Incorporated and Perseus-Soros Biopharmaceutical Fund, L.P.
                    dated May 5, 1999.(1)
        10.2        ViroPharma Incorporated Common Stock Purchase Warrant.(2)
        10.3        Letter Agreement dated June 7, 1999 between ViroPharma Incorporated and Perseus-Soros
                    Biopharmaceutical Fund L.P.(3)
        12.1*       Statement of Computation of Ratio of Earnings to Fixed Charges
        23.1*       Consent of KPMG LLP
        23.3*       Consent of Pepper Hamilton LLP (included in its Opinion filed as Exhibit 5.1 hereto).
        24.1*       Powers of Attorney (included on signature page)

*  Filed herewith.

(1) Incorporated by reference to Exhibit 10.21 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.
(2) Incorporated by reference to Exhibit 10.22 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.
(3) Incorporated by reference to Exhibit 10.23 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

Item 17. Undertakings

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, ViroPharma Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Exton, Pennsylvania on July 3, 2001.

                              ViroPharma Incorporated

                              By: /s/ Michel de Rosen
                                 --------------------
                                 Michel de Rosen
                                 Chief Executive Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Michel de Rosen, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and a related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and in each case to file the same, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                          Title                                         Date
------------------------------------    ----------------------------------------------------     ----------------------------
/s/ Michel de Rosen                       President, Chief Executive Officer (Principal                   July 3, 2001
------------------------------------      Executive Officer) and Director
Michel de Rosen

/s/ Vincent J. Milano                     Vice President, Chief Financial Officer and                     July 3, 2001
------------------------------------      Treasurer (Principal Financial and Accounting
Vincent J. Milano                         Officer)

/s/ Claude H. Nash                        Chairman of the Board of Directors                              July 3, 2001
------------------------------------
Claude H. Nash, Ph.D.

/s/ Paul A. Brooke                        Director                                                        July 3, 2001
------------------------------------
Paul A. Brooke

/s/ Frank Baldino, Jr.                    Director                                                        July 3, 2001
------------------------------------
Frank Baldino, Jr., Ph.D.

/s/ Robert J. Glaser                      Director                                                        July 3, 2001
------------------------------------
Robert J. Glaser

/s/ Howard Pien                           Director                                                        July 3, 2001
------------------------------------
Howard Pien

/s/ Dennis J. Purcell                     Director                                                        July 3, 2001
------------------------------------
Dennis J. Purcell

/s/ David J. Williams                     Director                                                        July 3, 2001
------------------------------------
David J. Williams

                                 Exhibit Index



       Exhibit      Description
     -----------    -----------------------------------------------------------------------------------------------------
         1.1        The form of equity underwriting agreement will be filed as an exhibit to a Current Report of the
                    Registrant on Form 8-K and incorporated herein by reference
         1.2        The form of debt underwriting agreement will be filed as an exhibit to a Current Report of the
                    Registrant on Form 8-K and incorporated herein by reference
         4.1*       Form of subordinated indenture
         4.2*       Form of senior indenture
         4.3        The form of any senior note with respect to each particular series of senior notes issued hereunder will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and
                    incorporated herein by reference
         4.4        The form of any subordinated note with respect to each particular series of subordinated notes issued hereunder will be filed as an exhibit to a Current Report on the Registrant of Form 8-K and
                    incorporated hereby by reference
         4.5        The form of any certificate of designation with respect to any preferred stock issued hereunder and the related form of preferred stock certificate will be filed as exhibits to a Current Report of the Registrant on Form 8-K and incorporated herein by reference
         5.1*       Opinion of Pepper Hamilton LLP regarding legality of securities being registered.
        10.1        Investment Agreement among ViroPharma Incorporated and Perseus-Soros Biopharmaceutical Fund, L.P.
                    dated May 5, 1999.(1)
        10.2        ViroPharma Incorporated Common Stock Purchase Warrant.(2)
        10.3        Letter Agreement dated June 7, 1999 between ViroPharma Incorporated and Perseus-Soros
                    Biopharmaceutical Fund L.P.(3)
        12.1*       Statement of Computation of Ratio of Earnings to Fixed Charges
        23.1*       Consent of KPMG LLP
        23.3*       Consent of Pepper Hamilton LLP (included in its Opinion filed as Exhibit 5.1 hereto).
        24.1*       Powers of Attorney (included on signature page)

*  Filed herewith.

(1) Incorporated by reference to Exhibit 10.21 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.
(2) Incorporated by reference to Exhibit 10.22 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.
(3) Incorporated by reference to Exhibit 10.23 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

*  Filed herewith